UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2019
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36399 (Commission File Number)	42-1560076 (IRS Employer Identification No.)

1900 Powell Street, Suite 1000 Emeryville, CA (Address of principal executive offices)	94608 (Zip Code)
Registrant’s telephone number, including area code (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) ADMS	Name of each exchange on which registered The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02    Results of Operations and Financial Condition.

On August 8, 2019, Adamas Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2019, the Board of Directors of Adamas Pharmaceuticals, Inc. (the “Company”) approved the appointment of Christopher B. Prentiss as the Chief Financial Officer of the Company effective November 1, 2019 (as described below) and in conjunction therewith the transition and retirement of Alfred G. Merriweather. In connection with Mr. Merriweather’s retirement, the Company and Mr. Merriweather have negotiated a separation and consulting agreement, which they expect to execute within the next several days, pursuant to which: (a) Mr. Merriweather’s employment will terminate on December 31, 2019; (b) Mr. Merriweather will cease to be Chief Financial Officer on October 31, 2019; (c) between October 31, 2019, and December 31, 2019, Mr. Merriweather will continue to receive his current base salary; (d) his equity awards will continue to vest and he will continue to be eligible for the Company’s standard benefits, subject to the terms of such plans and programs; and (e) subject to the conditions set forth in the separation and consulting agreement, the Company shall retain Mr. Merriweather as a consultant from January 1, 2020, through December 31, 2020, and Mr. Merriweather will receive consulting fees in the amount of $36,000 per month and reimbursement of COBRA premiums during the term of the consulting arrangement.
Mr. Merriweather’s separation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
As of November 1, 2019, Mr. Prentiss will be the Chief Financial Officer of the Company and will also serve as the Company’s principal financial officer and principal accounting officer.
Mr. Prentiss, age 44, joined the Company in April 2015 as Vice President of Finance and Controller before becoming the Senior Vice President of Finance and Chief Accounting Officer of Adamas in September 2017. Before coming to Adamas, he was most recently VP, Finance and Controller at InterMune, Inc., a biotechnology company, from June 2013 to March 2015, where he was responsible for the management of the accounting function. Prior to that, Mr. Prentiss was the Senior Director, Controller at Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company and held the same position at MannKind Corporation, a biotechnology company, as well as a variety of other finance roles. Prior to joining MannKind, Mr. Prentiss was a Senior Manager at KPMG LLP in the assurance practice. Mr. Prentiss received a Bachelor’s of Science degree in Accounting from Loyola Marymount University, and a Masters of Business Administration from Indiana University. Mr. Prentiss is a CPA licensed in California.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	99.1 Press Release dated August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	August 8, 2019	By:	/s/ Alfred G. Merriweather
Alfred G. Merriweather
Chief Financial Officer

3